Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report on Form 10-K of Cidara Therapeutics, Inc. (the “Company”) for the period ending December 31, 2016 as filed with the Securities and Exchange Commission on the date hereof and to which this certification is attached as an exhibit (the “Report”), I certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 15, 2017	By:	/s/ Jeffrey Stein, Ph.D.
Jeffrey Stein, Ph.D. President and Chief Executive Officer
(Principal Executive Officer)